Alexander & Baldwin, Inc.
Table 7 – Consolidated EBITDA

($ in millions, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Income (Loss)	$211.9	$0.6	$230.5	$(8.4)
Adjustments:
Depreciation and amortization	10.0	36.0	41.4	119.5
Interest expense	7.1	6.2	25.6	26.3
Income tax expense (benefit)	(224.7)	(1.5)	(216.9)	(23.0)
EBITDA	$4.3	$41.3	$80.6	$114.4

Other discrete items impacting the respective periods:
Income attributable to noncontrolling interests	(0.3)	(0.7)	(2.2)	(1.8)
(Income) loss from discontinued operations before interest, income taxes and depreciation and amortization	(3.7)	(8.0)	(3.7)	(4.2)
REIT evaluation/conversion costs	3.8	5.7	15.2	9.5
Reduction in solar investments, net	—	0.1	2.6	9.8
Impairment of real estate assets	22.4	11.7	22.4	11.7
Gain on sales of improved property before income taxes	(6.3)	—	(9.3)	(8.1)

Other discrete items related to unconsolidated investments in affiliates:
Share of impairment of real estate assets (Land Operations segment)	—	3.5	—	3.5
Share of net loss (gain) on non-core parcels (Materials & Construction segment)	—	(0.6)	—	1.0